As filed with the Securities and Exchange Commission on September 19, 2016

Registration No. 333-35347

Registration No. 333-84439

Registration No. 333-84747

Registration No. 333-31812

Registration No. 333-40412

Registration No. 333-40416

Registration No. 333-44432

Registration No. 333-53620

Registration No. 333-82694

Registration No. 333-107342

Registration No. 333-119595

Registration No. 333-130021

Registration No. 333-130023

Registration No. 333-140144

Registration No. 333-140145

Registration No. 333-148809

Registration No. 333-157572

Registration No. 333-164520

Registration No. 333-170397

Registration No. 333-177790

Registration No. 333-183391

Registration No. 333-191757

Registration No. 333-200991

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-35347

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-84439

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-84747

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-31812

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-40412

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-40416

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-44432

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-53620

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-82694

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-107342

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-119595

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-130021

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-130023

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-140144

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-140145

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-148809

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-157572

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-164520

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-170397

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-177790

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-183391

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-191757

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-200991

UNDER

THE SECURITIES ACT OF 1933

Fairchild Semiconductor International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3363001
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1272 Borregas Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

STOCK OPTION PLAN

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AMENDED AND RESTATED STOCK OPTION PLAN

FAIRCHILD NSC DEFERRED COMPENSATION PLAN

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. 2000 EXECTUIVE STOCK OPTION PLAN

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. 2000 STOCK OPTION PLAN

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. 2001 STOCK OPTION PLAN

FAIRCHILD SEMICONDUCTOR RESTATED STOCK OPTION PLAN

FAIRCHILD SEMICONDUCTOR STOCK PLAN

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. NON-STOCK PLAN SHARES

FAIRCHILD SEMICONDUCTOR 2007 STOCK PLAN

(Full titles of the plans)

George H. Cave

Secretary

1272 Borregas Avenue

Sunnyvale, California 94089

(408) 822-2000

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Fairchild Semiconductor International, Inc., a Delaware corporation (the “Registrant”), previously filed by the Registrant with the United States Securities and Exchange Commission (the “SEC”):

•	Registration No. 333-35347, filed September 11, 1997, pertaining to the registration of 821,000 shares of common stock, par value $0.01 per share, of the Registrant (the “Shares”) issuable under the Stock Option Plan, as amended by Amendment No. 1 to such Registration Statement, filed June 2, 1999, pertaining to the registration of 6,084,000 Shares issuable under the Stock Option Plan;

•	Registration No. 333-84439, filed August 4, 1999, pertaining to the registration of 8,507,666 Shares issuable under the Fairchild Semiconductor International, Inc. Amended and Restated Stock Option Plan;

•	Registration No. 333-84747, filed August 9, 1999, pertaining to the registration of 346,933 Shares issuable under the Fairchild NSC Deferred Compensation Plan, as amended by Amendment No. 1 to such Registration Statement, filed February 4, 2000, pertaining to the registration of 435,520 Shares issuable under the Fairchild NSC Deferred Compensation Plan;

•	Registration No. 333-31812, filed March 6, 2000, pertaining to the registration of 4,000,000 Shares issuable under the Fairchild Semiconductor International, Inc. Employee Stock Purchase Plan;

•	Registration No. 333-40412, filed June 29, 2000, pertaining to the registration of 3,500,000 Shares issuable under the Fairchild Semiconductor International, Inc. 2000 Executive Stock Option Plan, as amended by Amendment No. 1 to such Registration Statement, filed February 13, 2002, pertaining to the deregistration of 1,828,331 of the Shares previously registered;

•	Registration No. 333-40416, filed June 29, 2000, pertaining to the registration of 3,873,664 Shares issuable under the Fairchild Semiconductor International, Inc. 2000 Stock Option Plan;

•	Registration No. 333-44432, filed August 24, 2000, pertaining to the registration of 1,304,959 Shares issuable under the Fairchild Semiconductor International, Inc. 2000 Stock Option Plan;

•	Registration No. 333-53620, filed January 12, 2001, pertaining to the registration of 5,000,000 Shares issuable under the Fairchild Semiconductor International, Inc. 2001 Stock Option Plan;

•	Registration No. 333-82694, filed February 13, 2002, pertaining to the registration of 4,092,262 Shares issuable under the Fairchild Semiconductor Restated Stock Option Plan;

•	Registration No. 333-107342, filed July 25, 2003, pertaining to the registration of 4,671,612 Shares issuable under the Fairchild Semiconductor Stock Plan;

•	Registration No. 333-119595, filed October 7, 2004, pertaining to the registration of 1,893,169 Shares issuable under the Fairchild Semiconductor Stock Plan;

•	Registration No. 333-130021, filed November 30, 2005, pertaining to the registration of 200,000 Shares subject to non-plan stock options and 50,000 Shares subject to non-plan deferred stock units, granted as inducement awards;

•	Registration No. 333-130023, filed November 30, 2005, pertaining to the registration of 2,300,000 Shares issuable under the Fairchild Semiconductor Stock Plan;

•	Registration No. 333-140144, filed January 23, 2007, pertaining to the registration of 75,000 Shares subject to non-plan stock options, 40,000 Shares subject to performance units, and 20,000 Shares subject to restricted stock units, granted as inducement awards;

•	Registration No. 333-140145, filed January 23, 2007, pertaining to the registration of 3,546,399 Shares issuable under the Fairchild Semiconductor Stock Plan;

•	Registration No. 333-148809, filed January 23, 2008, pertaining to the registration of 5,868,063 Shares issuable under the Fairchild Semiconductor 2007 Stock Plan;

•	Registration No. 333-157572, filed February 27, 2009, pertaining to the registration of 2,621,760 Shares issuable under the Fairchild Semiconductor 2007 Stock Plan;

•	Registration No. 333-164520, filed January 26, 2010, pertaining to the registration of 4,591,554 Shares issuable under the Fairchild Semiconductor 2007 Stock Plan;

•	Registration No. 333-170397, filed November 5, 2010, pertaining to the registration of 3,500,000 Shares issuable under the Fairchild Semiconductor 2007 Stock Plan;

•	Registration No. 333-177790, filed November 7, 2011, pertaining to the registration of 4,400,000 Shares issuable under the Fairchild Semiconductor 2007 Stock Plan;

•	Registration No. 333-183391, filed August 17, 2012, pertaining to the registration of 4,200,000 Shares issuable under the Fairchild Semiconductor 2007 Stock Plan;

•	Registration No. 333-191757, filed October 16, 2013, pertaining to the registration of 4,694,499 Shares issuable under the Fairchild Semiconductor 2007 Stock Plan; and

•	Registration No. 333-200991, filed December 16, 2014, pertaining to the registration of 4,400,000 Shares issuable under the Fairchild Semiconductor 2007 Stock Plan.

On September 19, 2016, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Registrant, ON Semiconductor Corporation, a Delaware corporation (“ON Semiconductor”), and Falcon Operations Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ON Semiconductor (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of ON Semiconductor (the “Merger”).

As a result of the Merger and related transactions, the Registrant is terminating the Registration Statements and deregistering the remaining Shares registered but unsold under the Registration Statements, if any, in accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Shares that had been registered for issuance that remain unsold at the termination of the offerings. The Registrant hereby removes from registration any and all such Shares of the Registrant registered but unsold at the termination of the offerings. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Shares.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post effective amendments to the registration statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 19th day of September, 2016.

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
(Registrant)

By:	/s/ Bernard Gutmann
Name: Bernard Gutmann
Title: Treasurer